 Stikeman Elliott LLP Barristers & Solicitors

5300 Commerce Court West, 199 Bay Street, Toronto, Canada M5L 1B9

Tel: (416) 869-5500 Fax: (416) 947-0866 www.stikeman.com

March 10, 2014

The Board of Directors of MDC Partners Inc.
725 Fifth Avenue
New York, New York
10151

Dear Sirs/Mesdames:

Re: MDC Partners Inc.

We have acted as special Canadian counsel to MDC Partners Inc. (the “Corporation”), a corporation incorporated under the federal laws of Canada, with respect to certain legal matters relating to the registration of an indefinite amount of securities of the Corporation pursuant to a Registration Statement on Form S-3 dated March 10, 2014 (the “Registration Statement”) filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Act of 1933, as amended (the “1933 Act”), which securities of the Corporation may consist of, inter alia, Class A Subordinate Voting Shares (“Class A Shares”) or preference shares (“Preference Shares”), and any combination of such securities. The Class A Shares and Preference Shares issuable under the Registration Statement are hereinafter collectively referred to as the “Securities”. The Securities will be offered in amounts, at prices, and on terms to be set out in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement, to be duly filed by the Corporation with the SEC pursuant to the 1933 Act.

Examinations

In rendering the opinions below, we have examined and relied upon:

(b)	a certificate (the “Corporation Certificate”) of an officer of the Corporation dated the date hereof certifying certain matters including, among other things:	TORONTO MONTREAL OTTAWA CALGARY VANCOUVER NEW YORK LONDON SYDNEY

(i)	the articles of the Corporation (the “Articles”);

(ii)	the by-laws of the Corporation (the “By-Laws”); and

(iii)	certain factual matters; and

(c)	a certificate of compliance (the “Certificate of Compliance”) dated the date hereof issued pursuant to the Canada Business Corporations Act relating to the Corporation.

In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

We have considered such questions of law and examined such statutes and regulations of the Province of Ontario and of Canada applicable therein as they exist on the date hereof, as we considered necessary or relevant as a basis for our opinions.

Jurisdiction and Effective Date

Our opinions herein are restricted to and based upon the laws of the Province of Ontario and the federal laws of Canada applicable therein in force on the date hereof (collectively, “Ontario Law”). We have made no investigation of the laws of any jurisdiction other than Ontario Law.

We assume no obligation to revise or supplement this opinion should Ontario Law change subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof.

Reliance and Assumptions

We have assumed that, in connection with the issuance of Securities pursuant to the Registration Statement:

(a)	the Corporation will have taken all necessary action to establish the definitive terms of each class or series of Securities in accordance with the Articles, By-Laws, all applicable laws, all applicable regulatory requirements, the Registration Statement, and any relevant Prospectus Supplement;

(b)	the definitive terms of each class or series of Securities, and all agreements relating thereto will at all relevant times be consistent with the description of such Securities set out in the Registration Statement, and no Prospectus Supplement will provide for the Securities, or any agreements relating thereto, to bear terms which are not consistent with, or which are exceptions to, the terms set forth in the Registration Statement;

(c)	in the case of and prior to the issuance of any Class A Shares, (i) the Corporation will have taken all necessary action to authorize and approve the issuance of such Class A Shares, the terms of the offering of such Class A Shares including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Class A Shares Issuance Authorization”), and (ii) the Class A Shares will have been issued in compliance with the Class A Shares Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements;

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(d)	in the case of and prior to the issue of a class or series of Preference Shares, (i) the Corporation will have taken all necessary action to authorize and approve the creation, definitive terms of and issuance of such class or series of Preference Shares, the terms of the offering of such class or series of Preference Shares including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Preference Share Issuance Authorization”), (ii) the Corporation will have taken all necessary action to create such class or series of Preference Shares in accordance with the Preference Share Issuance Authorization and applicable laws, (iii) such class or series of Preference Shares will have been issued in compliance with the Preference Share Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements, (iv) the Preference Shares will not be convertible into or exchangeable or exercisable for any other Securities and (v) the form of certificate representing the class or series of Preference Shares will have been duly executed, authenticated and delivered in compliance with the provisions of the Preference Share Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements;

(e)	the provisions of each series of Preference Shares will be consistent with the rights, privileges, restrictions and other attributes applicable to the class of Preference Shares under the Articles;

(f)	the sale, issuance and delivery of the Class A Shares and Preference Shares, (i) will comply with the Articles, By-Laws, all applicable laws and all applicable regulatory requirements, and (ii) will not constitute or result in a breach of or a default under, and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or default under, and will not conflict with, the Articles, By-Laws, any applicable laws, any applicable regulatory requirements, any agreement or instrument binding upon the Corporation, or any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Corporation;

(g)	where the Registration Statement provides that the Securities, or any agreements relating thereto, shall contain certain terms unless the relevant Prospectus Supplement provides otherwise, no Prospectus Supplement shall provide otherwise;

(h)	the Corporation will issue and deliver the Securities in the manner contemplated by, and within the limits as to aggregate value or aggregate principal amount set out in, the Registration Statement;

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(i)	the Corporation will have received payment in full of the consideration for such Securities in money or in property or past services that are not less in value than the fair equivalent of the money that the Corporation would have received if the Securities had been issued for money as determined by the board of directors of the Corporation, all as provided for in the applicable Class A Share Issuance Authorization and Preference Share Issuance Authorization, as the case may be;

(j)	the Corporation shall at all relevant times continue to be in existence as a corporation incorporated under the Canada Business Corporations Act and shall not be insolvent or have been dissolved; and

(k)	the Articles and By-Laws will remain unamended at all relevant times except as may be required in connection with any issuance of Preference Shares.

Opinions

On the basis of the foregoing assumptions and subject to the qualifications and limitations hereinafter expressed, we are of the opinion that:

1.	the Class A Shares issued pursuant to the Registration Statement will be validly issued as fully paid and non-assessable shares in the capital of the Corporation; and

2.	the Preference Shares issued pursuant to the Registration Statement will be validly issued as fully paid and non-assessable shares in the capital of the Corporation.

Limitation

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the 1933 Act or the rules and regulations of the SEC issued thereunder. This opinion is being delivered in connection with the filing of the Registration Statement described herein and must not be relied upon in connection with any other matter or transaction, including any specific offering of Securities, without our prior written consent, or quoted from or referred to in any other documents or furnished (either in its original form or by copy) to any other party. We undertake no duty to update or supplement this opinion to reflect subsequent factual or legal developments which may come or be brought to our attention.

Yours truly,

/s/ Stikeman Elliott LLP

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